Exhibit 99.3

QUIKSILVER, INC. AND SUBSIDIARIES

FISCAL 2014 CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS BY QUARTER (UNAUDITED)

In thousands, except per share amounts	Q1 2014	Q2 2014	Q3 2014	Q4 2014	2014 YTD
Revenues, net	$392,612	$397,121	$380,016	$400,650	$1,570,399
Cost of goods sold	192,776	202,767	198,316	213,699	807,558

Gross profit	199,836	194,354	181,700	186,951	762,841

Selling, general and administrative expense	203,784	207,922	205,373	210,102	827,181
Asset impairments	883	4,584	178,377	5,287	189,131

Operating loss	(4,831)	(18,152)	(202,050)	(28,438)	(253,471)

Interest expense	19,420	19,222	18,717	18,632	75,991
Foreign currency loss/(gain)	2,828	887	(2,329)	1,272	2,658

Loss before (benefit)/provision for income taxes	(27,079)	(38,261)	(218,438)	(48,342)	(332,120)

(Benefit)/Provision for income taxes	(4,385)	(444)	(636)	1,140	(4,325)

Net loss from continuing operations	(22,694)	(37,817)	(217,802)	(49,482)	(327,795)
Less net loss attributable to non-controlling interest	361	—	—	—	361

Net loss attributable to Quiksilver, Inc.	$(22,333)	$(37,817)	$(217,802)	$(49,482)	$(327,434)

Net loss per share attributable to Quiksilver, Inc., basic and diluted:	$(0.13)	$(0.22)	$(1.28)	$(0.29)	$(1.92)
Weighted average common shares outstanding, basic and diluted:	169,747	170,475	170,794	170,990	170,492

Note:

All amounts above exclude the operations of Surfdome as though it was a discontinued operation for all periods presented.